                                                                 EXHIBIT d(1)(c)


                                 AMENDMENT NO. 2
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This Amendment dated as of August 29th, 2002, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 21, 2000, between AIM Equity Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add two new portfolios, the AIM U.S. Growth Fund and the AIM Basic Value II Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES



NAME OF FUND                                                      EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                      ------------------------------------

AIM Aggressive Growth Fund                                                      June 1, 2000
AIM Basic Value II Fund                                                        August 29, 2002
AIM Blue Chip Fund                                                              June 1, 2000
AIM Capital Development Fund                                                    June 1, 2000
AIM Charter Fund                                                                June 1, 2000
AIM Constellation Fund                                                          June 1, 2000
AIM Core Strategies Fund                                                      December 28, 2001
AIM Dent Demographic Trends Fund                                                June 1, 2000
AIM Emerging Growth Fund                                                        June 1, 2000
AIM Large Cap Basic Value Fund                                                  June 1, 2000
AIM Large Cap Core Equity Fund                                                December 28, 2001
AIM Large Cap Growth Fund                                                       June 1, 2000
AIM Mid Cap Growth Fund                                                         June 1, 2000
AIM U.S. Growth Fund                                                           August 29, 2002
AIM Weingarten Fund                                                             June 1, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM AGGRESSIVE GROWTH FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------
First $150 million..........................................................   0.80%
Over $150 million...........................................................   0.625%


                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------

First $350 million..........................................................   0.75%
Over $350 million...........................................................   0.625%


                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------

First $ 30 million..........................................................   1.00%
Over $30 million to and including $150 million..............................   0.75%
Over $150 million...........................................................   0.625%



                        AIM DENT DEMOGRAPHIC TRENDS FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------

First $2 billion............................................................   0.85%
Over $2 billion.............................................................   0.80%

                            AIM EMERGING GROWTH FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------

First $ 1 billion...........................................................   0.85%
Over $ 1 billion............................................................   0.80%



                         AIM LARGE CAP BASIC VALUE FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------

First $ 1 billion...........................................................     0.60%
Over $1 billion to and including $ 2 billion................................     0.575%
Over $ 2 billion............................................................     0.55%



                            AIM CORE STRATEGIES FUND
                         AIM LARGE CAP CORE EQUITY FUND
                            AIM LARGE CAP GROWTH FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------

First $ 1 billion...........................................................     0.75%
Over $1 billion to and including $ 2 billion................................     0.70%
Over $ 2 billion............................................................     0.625%



                             AIM MID CAP GROWTH FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------
First $ 1 billion...........................................................     0.80%
Over $ 1 billion............................................................     0.75%

                              AIM U.S. GROWTH FUND
                             AIM BASIC VALUE II FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------

First $1 billion............................................................     0.75%
Over $1 billion to and including $ 2 billion................................     0.70%
Over $2 billion.............................................................     0.65%



                               AIM WEINGARTEN FUND


NET ASSETS                                                                  ANNUAL RATE
----------                                                                  -----------
First $30 million...........................................................   1.00%
Over $30 million to and including $350 million..............................   0.75%
Over $350 million...........................................................   0.625%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                           AIM EQUITY FUNDS


Attest:  /s/ LISA A. MOSS                  By: /s/ ROBERT H. GRAHAM
        -------------------------              --------------------------------
          Assistant Secretary                    Robert H. Graham
                                                 President


(SEAL)

                                           A I M ADVISORS INC.


Attest:  /s/ LISA A. MOSS                  By: /s/ ROBERT H. GRAHAM
        -------------------------              --------------------------------
          Assistant Secretary                    Robert H. Graham
                                                 President


(SEAL)